Spirit of Texas Bancshares, Inc. Reports Third Quarter 2019 Financial Results

Organic loan growth of $69.4 million for the quarter

CONROE, Texas, Oct. 22, 2019 /PRNewswire/ -- Spirit of Texas Bancshares, Inc. (NASDAQ: STXB) ("Spirit" or the "Company"), the bank holding company for Spirit of Texas Bank, today reported its results as of and for the three months ended September 30, 2019.

Third Quarter 2019 Financial and Operational Highlights

  Net income for the third quarter of 2019 increased to $5.3 million, compared to $2.8 million in the third quarter of 2018. Adjusted net income(1) for the third quarter of 2019 was $6.2 million, which excluded $901 thousand of after-tax, merger-related expenses.
  Diluted earnings per share were $0.34 for the third quarter of 2019, compared to $0.27 for the third quarter of 2018. Adjusted diluted earnings per share(1) were $0.40 for the third quarter of 2019, which excluded $901 thousand of after-tax, merger-related expenses.
  Reported and tax equivalent net interest margin(1) were 4.59% and 4.63%, respectively.
  Organic loan growth of $69.4 million for the three months ended September 30, 2019, or 19.41% annualized.
  Return on average assets was 1.10% annualized and adjusted return on average assets was 1.29% annualized, excluding $901 thousand of after-tax, merger-related expenses.
  At September 30, 2019, book value per share was $18.41 and tangible book value per share(1) was $15.01.
  At September 30, 2019, total stockholders' equity to total assets was 15.14% and tangible stockholders' equity to tangible assets(1) was 12.70%.

Dean Bass, Spirit's Chairman and Chief Executive Officer, stated, "We are pleased with our performance during the third quarter and believe we are well positioned to take advantage of opportunities in our markets while serving our strong and growing customer base. Our acquisition of Chandler Bancorp, Inc. and its subsidiary, Citizens State Bank, (together, "Citizens") that we announced last quarter is on track to close in the fourth quarter of 2019, subject to the satisfaction of customary closing conditions and regulatory approvals. The Citizen transaction represents an exciting strategic and financial opportunity for us to expand our footprint into the East Texas region, and to better serve our growing customer base through a total of 36 well placed locations across strategic parts of Texas."

Loan Portfolio and Composition

During the third quarter of 2019, gross loans grew to $1.49 billion as of September 30, 2019, an increase of 4.9% from $1.42 billion as of June 30, 2019, and an increase of 54.9% from $960.7 million as of September 30, 2018. Loan growth during the quarter was primarily driven by significant organic loan growth, while the Company's year-over-year loan growth was primarily driven by its acquisition of Comanche National Corporation in November 2018 (the "Comanche acquisition") and First Beeville Financial Corporation in April 2019 (the "Beeville acquisition").

Asset Quality

The provision for loan losses recorded for the third quarter of 2019 was $900 thousand. The provision for loan losses served to increase the allowance to $6.6 million, or 0.44% of the $1.49 billion in loans outstanding as of September 30, 2019. The nonperforming loans to loans held for investment ratio as of September 30, 2019 increased to 0.61% from 0.40% as of June 30, 2019, and 0.39% at September 30, 2018. Annualized net charge-offs were 17 basis points for the third quarter of 2019, compared to 14 basis points for the third quarter of 2018.

Deposits and Borrowings

Deposits totaled $1.59 billion as of September 30, 2019, an increase of 0.93% from $1.57 billion as of June 30, 2019, and an increase of 81.7% from $872.6 million as of September 30, 2018. Noninterest-bearing demand deposits decreased $1.7 million, or 0.46%, from June 30, 2019, and increased $158.5 million, or 76.3% from September 30, 2018. Noninterest-bearing demand deposits represented 23.1% of total deposits as of September 30, 2019, compared to 23.4% of total deposits as of June 30, 2019, and 23.8% of total deposits as of September 30, 2018. The average cost of deposits was 1.03% for the third quarter of 2019, representing a two basis point increase from the second quarter of 2019 and a one basis point increase from the third quarter of 2018.

Net Interest Margin and Net Interest Income

The net interest margin for the third quarter of 2019 was 4.59%, a decrease of two basis points from the second quarter of 2019 and a decrease of one basis points from the third quarter of 2018. The tax equivalent net interest margin for the third quarter of 2019 was 4.63%, a decrease of one basis points from the second quarter of 2019 and a decrease of 2 basis points from the third quarter of 2018. The decrease from the second quarter of 2019 is primarily due to a decline in the yield of interest-earning assets as a result of the impact of a decrease in interest rates by the Federal Open Market Committee during the third quarter of 2019.

Net interest income totaled $20.5 million for the third quarter of 2019, an increase of 75.2% from $11.7 million for the third quarter of 2018. Interest income totaled $25.0 million for the third quarter of 2019, an increase of 75.1% from $14.3 million in the same period in 2018. Interest and fees on loans increased by $9.2 million, or 65.9%, from the third quarter of 2018 due to organic and acquired growth in the loan portfolio. Interest expense was $4.5 million for the third quarter of 2019, an increase of 74.9% from $2.6 million for the same period in 2018. The increase from the third quarter of 2018 was due to an increase in the rate paid on interest-bearing liabilities of 3 basis points and the growth in the deposit base from the Comanche acquisition and the Beeville acquisition.

Noninterest Income and Noninterest Expense

Noninterest income totaled $2.7 million for the third quarter of 2019, compared to $2.6 million for the third quarter of 2018. The primary components of noninterest income for the third quarter of 2019 were a gain on sales of loans, net and service charges and fees of $1.2 million and $866 thousand, respectively. Noninterest expense totaled $15.6 million in the third quarter of 2019, an increase of 51.3% from $10.3 million in the prior year period. This increase was primarily driven by increased salaries and employee benefits and the amortization of core deposit intangibles related to the Comanche acquisition and the Beeville acquisition.

The efficiency ratio was 67.17% in the third quarter of 2019, compared to 72.11% in the third quarter of 2018.

_______________________________________________________
(1)

Adjusted Net Income, Adjusted Basic and Diluted Earnings Per Share, Tax Equivalent Net Interest Margin, Tangible Book Value Per Share, and Tangible Stockholders' Equity to Tangible Assets Ratio are all non-GAAP measures. Spirit believes that for Adjusted Net Income and Adjusted Basic and Diluted Earnings Per Share, the adjustments made to net income allow investors and analysts to better assess its basic and diluted earnings per common share by removing the volatility that is associated with merger-related expenses and gain on sale of investment securities that are unrelated to its core business.  In Spirit's judgment, regarding Tax Equivalent Net Interest Margin, the fully tax equivalent basis is the preferred industry measurement basis for net interest margin and that it enhances comparability of net interest income arising from taxable and tax-exempt sources.  Regarding Tangible Book Value Per Share and Tangible Stockholders' Equity To Tangible Assets, Spirit believes that that these measures are important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing its tangible book value.  The non-GAAP financial measures that we discuss in this news release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that it discusses in this news release may differ from that of other banking organizations reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures Spirit has discussed in this news release when comparing such non-GAAP financial measures. Please see a reconciliation to the nearest respective GAAP measures at the end of this news release.

Conference Call

Spirit of Texas Bancshares has scheduled a conference call to discuss its third quarter 2019 results, which will be broadcast live over the Internet, on Wednesday, October 23, 2019 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time. To participate in the call, dial 201-389-0867 and ask for the Spirit of Texas call at least 10 minutes prior to the start time, or access it live over the Internet at http://ir.sotb.com/events-presentations. For those who cannot listen to the live call, a replay will be available through October 30, 2019 and may be accessed by dialing 201-612-7415 and using pass code 13695251#. Also, an archive of the webcast will be available shortly after the call at http://ir.sotb.com/events-presentations for 90 days.

About Spirit of Texas Bancshares, Inc.

Spirit, through its wholly-owned subsidiary, Spirit of Texas Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Spirit of Texas Bank has 29 locations in the Houston, Dallas/Fort Worth, Bryan/College Station, San Antonio-New Braunfels and Corpus Christi metropolitan areas, along with offices in North Central Texas. Please visit https://www.sotb.com for more information.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended. Any statements about our expectations, beliefs, plans, predictions, protections, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Forward-looking statements are typically, but not exclusively, identified by the use of forward-looking terminology such as "believes," "expects," "could," "may," "will, "should," "seeks," "likely," "intends" "plans," "pro forma," "projects," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: our ability to consummate the equity offering in the size and manner described herein; risks relating to our ability to timely complete, or complete at all, the pending acquisition of Citizens, including the possibility that the expected benefits and synergies and our projections related to the acquisitions may not materialize as expected; that prior to the completion of the pending acquisition of Citizens, the target's businesses could experience disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; difficulty retaining key employees; business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; risks related to the integration of acquired businesses (including our pending acquisition of Citizens) and any future acquisitions; our ability to successfully identify and address the risks associated with our recent, pending and possible future acquisitions; changes in management personnel; interest rate risk; credit risk associated with our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve nonperforming assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates and projections; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; our risk management strategies; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the accuracy of our financial statements and related disclosures and those of companies we acquire; our actual financial results for the three months ended September 30, 2019 may differ materially from the preliminary financial estimates we have provided as a result of the completion of our financial closing procedures, final adjustments and other developments arising between now and the time that our financial results for such periods are finalized; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, and their application by our regulators; governmental monetary and fiscal policies; increases in our capital requirements; and other risks identified in Spirit's Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission (the "SEC") on March 15, 2019, its Quarterly Report on Form 10-Q for the periods ended March 31, 2019 and June 30, 2019, filed with the SEC on May 10, 2019 and August 9, 2019, respectively, and its other filings with the SEC.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contacts:	Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
(713) 529-6600
STXB@dennardlascar.com

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Consolidated Statements of Income
(Unaudited)

	For the Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(Dollars in thousands, except per share data)
Interest income:
Interest and fees on loans	$ 23,064	$ 22,204	$ 17,118	$ 15,817	$ 13,901
Interest and dividends on investment securities	1,143	1,302	1,182	897	202
Other interest income	794	794	584	208	173
Total interest income	25,001	24,300	18,884	16,922	14,276
Interest expense:
Interest on deposits	4,097	3,938	3,071	2,613	2,197
Interest on FHLB advances and other borrowings	425	611	378	447	389
Total interest expense	4,522	4,549	3,449	3,060	2,586
Net interest income	20,479	19,751	15,435	13,862	11,690
Provision for loan losses	900	332	849	700	486
Net interest income after provision for loan losses	19,579	19,419	14,586	13,162	11,204
Noninterest income:
Service charges and fees	866	969	729	649	462
SBA loan servicing fees	234	40	264	1,026	529
Mortgage referral fees	173	198	110	97	160
Gain on sales of loans, net	1,151	1,384	804	1,236	1,369
Gain on sales of investment securities	-	1,053	1,081	-	-
Other noninterest income	257	131	69	23	47
Total noninterest income	2,681	3,775	3,057	3,031	2,567
Noninterest expense:
Salaries and employee benefits	9,502	8,765	7,124	7,988	6,623
Occupancy and equipment expenses	1,710	1,690	1,262	1,479	1,279
Professional services	791	1,022	1,041	1,806	624
Data processing and network	884	731	485	340	302
Regulatory assessments and insurance	(256)	315	98	307	266
Amortization of intangibles	1,015	1,006	603	390	176
Advertising	134	167	97	81	83
Marketing	136	132	139	154	115
Telephone expense	289	338	140	82	120
Conversion expense	314	453	1,151	160	-
Other operating expenses	1,037	1,206	864	789	693
Total noninterest expense	15,556	15,825	13,004	13,576	10,281
Income before income tax expense	6,704	7,369	4,639	2,617	3,490
Income tax expense	1,374	1,542	829	104	719
Net income	$ 5,330	$ 5,827	$ 3,810	$ 2,513	$ 2,771

Earnings per common share:
Basic	$ 0.35	$ 0.42	$ 0.31	$ 0.23	$ 0.28
Diluted	$ 0.34	$ 0.41	$ 0.30	$ 0.22	$ 0.27

Weighted average common shares outstanding:
Basic	15,370,480	13,765,929	12,152,558	10,994,467	9,792,032
Diluted	15,771,249	14,236,244	12,607,445	11,450,552	10,360,301

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Consolidated Balance Sheets
(Unaudited)

	As of
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(Dollars in thousands)
Assets:
Cash and due from banks	$ 28,822	$ 26,150	$ 19,397	$ 22,664	$ 18,212
Interest-bearing deposits in other banks	122,721	137,008	103,265	66,351	25,926
Total cash and cash equivalents	151,543	163,158	122,662	89,015	44,138
Time deposits in other banks	1,225	1,225	-	-	245
Investment securities:
Available for sale securities, at fair value	166,669	171,058	131,068	179,461	33,449
Total investment securities	166,669	171,058	131,068	179,461	33,449
Loans held for sale	2,784	2,583	6,300	3,945	5,500
Loans:
Loans held for investment	1,487,602	1,418,211	1,125,855	1,102,808	960,668
Less: allowance for loan and lease losses	(6,565)	(6,277)	(6,569)	(6,286)	(6,156)
Loans, net	1,481,037	1,411,934	1,119,286	1,096,522	954,512
Premises and equipment, net	65,144	62,815	55,237	53,877	46,135
Accrued interest receivable	6,319	7,039	4,849	4,934	3,715
Other real estate owned and repossessed assets	1,042	1,324	518	782	289
Goodwill	43,086	43,889	18,253	18,253	4,485
Core deposit intangible	11,628	12,583	7,954	8,558	2,959
SBA servicing asset	3,548	3,570	3,747	3,965	3,561
Deferred tax asset, net	-	48	-	328	1,667
Bank-owned life insurance	15,521	15,432	7,442	7,401	483
Federal Home Loan Bank and other bank stock, at cost	6,233	6,190	5,264	5,304	4,861
Other assets	4,005	4,485	4,464	4,276	2,806
Total assets	$ 1,959,784	$ 1,907,333	$ 1,487,044	$ 1,476,621	$ 1,108,805
Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Transaction accounts:
Noninterest-bearing	$ 366,209	$ 367,892	$ 258,440	$ 256,784	$ 207,727
Interest-bearing	593,064	569,839	363,326	378,822	222,245
Total transaction accounts	959,273	937,731	621,766	635,606	429,972
Time deposits	625,940	632,873	581,486	547,042	442,638
Total deposits	1,585,213	1,570,604	1,203,252	1,182,648	872,610
Accrued interest payable	1,002	1,134	737	702	475
Short-term borrowings	-	-	-	12,500	10,000
Long-term borrowings	74,165	89,398	75,536	77,784	71,555
Deferred tax liability, net	215	-	449	-	-
Other liabilities	2,451	2,087	3,094	4,191	3,272
Total liabilities	1,663,046	1,663,223	1,283,068	1,277,825	957,912
Stockholders' Equity:
Common stock	251,875	204,974	171,159	169,939	127,541
Retained earnings	41,970	36,640	30,813	27,003	24,490
Accumulated other comprehensive income (loss)	3,091	2,496	2,004	1,854	(1,138)
Treasury stock	(198)	-	-	-	-
Total stockholders' equity	296,738	244,110	203,976	198,796	150,893
Total liabilities and stockholders' equity	$ 1,959,784	$ 1,907,333	$ 1,487,044	$ 1,476,621	$ 1,108,805

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Loan Composition
(Unaudited)

	As of
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(Dollars in thousands)
Loans:
Commercial and industrial loans (1)	$ 248,745	$ 197,774	$ 162,934	$ 173,892	$ 159,776
Real estate:
1-4 single family residential loans	321,044	281,514	284,780	279,665	248,788
Construction, land and development loans	233,830	176,567	169,919	159,734	155,778
Commercial real estate loans (including multifamily)	597,415	671,900	423,900	403,800	326,651
Consumer loans and leases	17,663	20,745	21,631	24,378	18,174
Municipal and other loans	68,905	69,711	62,691	61,339	51,501
Total loans held in portfolio	$ 1,487,602	$ 1,418,211	$ 1,125,855	$ 1,102,808	$ 960,668

(1) Balance includes $78.7 million, $71.3 million, $73.5 million, $76.9 million and $75.9 million of the unguaranteed portion of SBA loans as of September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018 and September 30, 2018, respectively.

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Deposit Composition
(Unaudited)

	As of
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(Dollars in thousands)
Deposits:
Noninterest-bearing demand deposits	$ 366,209	$ 367,892	$ 258,440	$ 256,784	$ 207,727
Interest-bearing demand deposits	303,037	292,550	127,182	124,933	-
Interest-bearing NOW accounts	8,626	7,638	7,509	7,961	7,865
Savings and money market accounts	281,401	269,651	228,635	245,928	214,380
Time deposits	625,940	632,873	581,486	547,042	442,638
Total deposits	$ 1,585,213	$ 1,570,604	$ 1,203,252	$ 1,182,648	$ 872,610

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Average Balances and Yields
(Unaudited)

	Three Months Ended September 30,
	2019			2018
	Average Balance (1)	Interest/ Expense	Annualized Yield/Rate	Average Balance (1)	Interest/ Expense	Annualized Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$ 135,460	$ 750	2.20%	$ 24,007	$ 140	2.32%
Loans, including loans held for sale (2)	1,458,603	23,064	6.27%	944,429	13,901	5.84%
Investment securities and other	175,369	1,187	2.69%	39,056	235	2.38%
Total interest-earning assets	1,769,432	25,001	5.61%	1,007,492	14,276	5.62%
Noninterest-earning assets	150,139			77,988
Total assets	$ 1,919,571			$ 1,085,480
Interest-bearing liabilities:
Interest-bearing demand deposits	$ 285,306	$ 349	0.49%	$ -	$ -	0.00%
Interest-bearing NOW accounts	7,846	3	0.15%	7,932	3	0.15%
Savings and money market accounts	273,662	579	0.84%	212,511	338	0.63%
Time deposits	630,969	3,166	1.99%	442,149	1,856	1.67%
FHLB advances and other borrowings	65,358	425	2.58%	77,471	389	1.99%
Total interest-bearing liabilities	1,263,141	4,522	1.42%	740,063	2,586	1.39%
Noninterest-bearing liabilities and shareholders' equity:
Noninterest-bearing demand deposits	380,997			192,408
Other liabilities	4,232			3,182
Stockholders' equity	271,201			149,827
Total liabilities and stockholders' equity	$ 1,919,571			$ 1,085,480
Net interest rate spread			4.19%			4.23%
Net interest income and margin		$ 20,479	4.59%		$ 11,690	4.60%
Net interest income and margin (tax equivalent)(3)		$ 20,632	4.63%		$ 11,803	4.65%

(1)	Average balances presented are derived from daily average balances.
(2)	Includes loans on nonaccrual status.
(3)

In order to make pretax income and resultant yields on tax-exempt loans comparable to those on taxable loans, a tax-equivalent adjustment has been computed using a federal tax rate of 21% for the three months ended September 30, 2019 and 2018, respectively.

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Average Balances and Yields
(Unaudited)

	Three Months Ended
	September 30, 2019			June 30, 2019
	Average Balance (1)	Interest/ Expense	Annualized Yield/Rate	Average Balance (1)	Interest/ Expense	Annualized Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$ 135,460	$ 750	2.20%	$ 120,568	$ 742	2.47%
Loans, including loans held for sale (2)	1,458,603	23,064	6.27%	1,419,004	22,204	6.28%
Investment securities and other	175,369	1,187	2.69%	177,227	1,354	3.06%
Total interest-earning assets	1,769,432	25,001	5.61%	1,716,799	24,300	5.68%
Noninterest-earning assets	150,139			143,434
Total assets	$ 1,919,571			$ 1,860,233
Interest-bearing liabilities:
Interest-bearing demand deposits	$ 285,306	$ 349	0.49%	$ 295,274	$ 394	0.54%
Interest-bearing NOW accounts	7,846	3	0.15%	7,619	3	0.16%
Savings and money market accounts	273,662	579	0.84%	267,357	588	0.88%
Time deposits	630,969	3,166	1.99%	634,700	2,953	1.87%
FHLB advances and other borrowings	65,358	425	2.58%	75,856	611	3.23%
Total interest-bearing liabilities	1,263,141	4,522	1.42%	1,280,806	4,549	1.42%
Noninterest-bearing liabilities and shareholders' equity:
Noninterest-bearing demand deposits	380,997			359,559
Other liabilities	4,232			3,228
Stockholders' equity	271,201			216,640
Total liabilities and stockholders' equity	$ 1,919,571			$ 1,860,233
Net interest rate spread			4.19%			4.26%
Net interest income and margin		$ 20,479	4.59%		$ 19,751	4.61%
Net interest income and margin (tax equivalent)(3)		$ 20,632	4.63%		$ 19,863	4.64%

(1)	Average balances presented are derived from daily average balances.
(2)	Includes loans on nonaccrual status.
(3)

In order to make pretax income and resultant yields on tax-exempt loans comparable to those on taxable loans, a tax-equivalent adjustment has been computed using a federal tax rate of 21% for the three months ended September 30, 2019 and June 30, 2019, respectively.

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - Adjusted Net Income and Adjusted Basic and Diluted Earnings Per Share
(Unaudited)

	As of or for the Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(Dollars in thousands, except per share data)
Basic and diluted earnings per share - GAAP basis:
Net income available to common stockholders	$ 5,330	$ 5,827	$ 3,810	$ 2,513	$ 2,771
Weighted average number of common shares - basic	15,370,480	13,765,929	12,152,558	10,994,467	9,792,032
Weighted average number of common shares - diluted	15,771,249	14,236,244	12,607,445	11,450,552	10,360,301
Basic earnings per common share	$ 0.35	$ 0.42	$ 0.31	$ 0.23	$ 0.28
Diluted earnings per common share	$ 0.34	$ 0.41	$ 0.30	$ 0.22	$ 0.27
Basic and diluted earnings per share - Non-GAAP basis:
Net income	$ 5,330	$ 5,827	$ 3,810	$ 2,513	$ 2,771
Pre-tax adjustments:
Noninterest income
Gain on sale of investment securities	-	(1,053)	(1,081)	-	-
Noninterest expense
Merger related expenses	1,094	1,165	1,778	1,447	270
Taxes:
Tax effect of adjustments	(193)	(168)	(373)	(149)	(55)
Adjusted net income	$ 6,231	$ 5,771	$ 4,134	$ 3,811	$ 2,986
Weighted average number of common shares - basic	15,370,480	13,765,929	12,152,558	10,994,467	9,792,032
Weighted average number of common shares - diluted	15,771,249	14,236,244	12,607,445	11,450,552	10,360,301
Basic earnings per common share - Non-GAAP basis	$ 0.41	$ 0.42	$ 0.34	$ 0.35	$ 0.30
Diluted earnings per common share - Non-GAAP basis	$ 0.40	$ 0.41	$ 0.33	$ 0.33	$ 0.29

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - Net Interest Margin on a Fully Taxable Equivalent Basis
(Unaudited)

	As of or for the Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(Dollars in thousands, except per share data)
Net interest margin - GAAP basis:
Net interest income	$ 20,479	$ 19,751	$ 15,435	$ 13,862	$ 11,690
Average interest-earning assets	1,769,432	1,716,799	1,346,104	1,199,125	1,007,492
Net interest margin	4.59%	4.61%	4.65%	4.59%	4.60%
Net interest margin - Non-GAAP basis:
Net interest income	$ 20,479	$ 19,751	$ 15,435	$ 13,862	$ 11,690
Plus:
Impact of fully taxable equivalent adjustment	153	112	138	114	113
Net interest income on a fully taxable equivalent basis	$ 20,632	$ 19,863	$ 15,573	$ 13,976	$ 11,803
Average interest-earning assets	1,769,432	1,716,799	1,346,104	1,199,125	1,007,492
Net interest margin on a fully taxable equivalent basis - Non-GAAP basis	4.63%	4.64%	4.69%	4.62%	4.65%

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - Tangible Book Value Per Share
(Unaudited)

	As of
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(Dollars in thousands, except per share data)
Total stockholders' equity	$ 296,738	$ 244,110	$ 203,976	$ 198,796	$ 150,893
Less:
Goodwill and other intangible assets	54,714	56,472	26,207	26,811	7,444
Tangible stockholders' equity	$ 242,024	$ 187,638	$ 177,769	$ 171,985	$ 143,449
Shares outstanding	16,121,479	13,790,332	12,195,891	12,103,753	9,812,481
Book value per share	$ 18.41	$ 17.70	$ 16.72	$ 16.42	$ 15.38
Less:
Goodwill and other intangible assets per share	3.40	4.09	2.14	2.21	0.76
Tangible book value per share	$ 15.01	$ 13.61	$ 14.58	$ 14.21	$ 14.62

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - Tangible Equity to Tangible Assets
(Unaudited)

	As of
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(Dollars in thousands)
Total stockholders' equity to total assets - GAAP basis:
Total stockholders' equity (numerator)	$ 296,738	$ 244,110	$ 203,976	$ 198,796	$ 150,893
Total assets (denominator)	1,959,784	1,907,333	1,487,044	1,476,621	1,108,805
Total stockholders' equity to total assets	15.14%	12.80%	13.72%	13.46%	13.61%
Tangible equity to tangible assets - Non-GAAP basis:
Tangible equity:
Total stockholders' equity	$ 296,738	$ 244,110	$ 203,976	$ 198,796	$ 150,893
Less:
Goodwill and other intangible assets	54,714	56,472	26,207	26,811	7,444
Total tangible common equity (numerator)	$ 242,024	$ 187,638	$ 177,769	$ 171,985	$ 143,449
Tangible assets:
Total assets	1,959,784	1,907,333	1,487,044	1,476,621	1,108,805
Less:
Goodwill and other intangible assets	54,714	56,472	26,207	26,811	7,444
Total tangible assets (denominator)	$ 1,905,070	$ 1,850,861	$ 1,460,837	$ 1,449,810	$ 1,101,361

Tangible equity to tangible assets	12.70%	10.14%	12.17%	11.86%	13.02%